       1 (Exhibit 7.2)

                        STOCK EXCHANGE AGREEMENT

     This STOCK EXCHANGE AGREEMENT (hereinafter referred to as the
"Agreement") entered into as of this 28th day of March, 2002, is by and between InterNatural Pharmaceuticals, Inc. (hereinafter referred to as "INAT") and Neurochemical Research Corp. (hereinafter referred to as "NRC").

                               WITNESSETH

     WHEREAS, INAT is a Nevada corporation with authorized capital stock of 140,000,000 shares of $0.001 par value common stock, of which 10,920,247 shares of common stock were issued and outstanding as of December 31, 2001.

     WHEREAS, NRC is a Tennessee corporation with authorized capital stock of 100,000,000 shares of $0.001 par value Common Stock, of which 10,062,234 shares were issued and outstanding as of March 1, 2002.


     WHEREAS, INAT desires to exchange 2,000,000 post 5:1 forward split shares of unissued common stock of INAT with 2,000,000 post 1:6 reverse split shares of unissued common stock of NRC, on the terms and conditions set forth herein.

     NOW THEREFORE in consideration of the foregoing and the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

                                Article I
                                EXCHANGE

     1.1   Exchange of Stock.   At the Closing Date in accordance with the
provisions of this Agreement and applicable law, INAT will issue to NRC 2,000,000 post 5:1 forward split shares of unissued common stock of INAT ("INAT Shares") and NRC will issue to INAT 2,000,000 post 1:6 reverse split shares of unissued common stock of NRC ("NRC Shares").

     1.2   Execution of Stock Purchase Agreement.   It shall be a condition
precedent to Closing hereunder that INAT, NRC and NRC's majority shareholder group shall have executed a Stock Purchase Agreement with Promissory Note in the form attached hereto as Exhibit A and incorporated herein by this reference. The share exchange contemplated by this Agreement shall become effective after the Closing of the said Stock Purchase Agreement with Promissory Note.

       2 (Exhibit 7.2)
                                  Article II
                                CONSIDERATION

     2.1	Exchange.   In consideration for INAT issuing INAT Shares to NRC,
NRC agrees to issue the NRC Shares to INAT.

     2.2   Investment Intent.   INAT and NRC represent and warrant that they
are acquiring the NRC Shares and INAT Shares, respectively, for investment purposes only and not with a view towards resale or redistribution in violation of state and federal securities laws. Upon request, INAT agrees to deliver to NRC, and NRC to INAT, at the closing, or after, a letter setting forth an agreement that said Shares are being acquired for investment purposes only and will not be sold except in compliance with the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

     2.3   Delivery.   At Closing, INAT shall deliver to NRC certificates
for the INAT shares, duly endorsed in negotiable form, with signatures guaranteed, free and clear from all claims and encumbrances. Similarly, at Closing, NRC shall deliver certificates for the NRC shares, duly endorsed in negotiable form, with signatures guaranteed, free and clear from all claims and encumbrances.

                                 Article III
                    REPRESENTATIONS AND WARRANTIES OF NRC

     NRC represents and warrants to INAT as follows:

     3.1   Organization.   NRC is a corporation duly incorporated, validly
existing and, at the closing, in good standing under the laws of the State of Tennessee and has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     3.2 Capitalization. As of the closing date, the authorized capital stock of NRC shall consist of 100,000,000 shares of $0.001 par value common stock, of which 10,062,234 are issued and outstanding. All said shares are validly issued, fully paid and non-assessable.

     3.3   Financial Statements.   NRC has furnished to INAT unaudited
financial statements as of June 30, 2001. Said financial statements contain the balance sheet of NRC. All of said financial statements, (i) are in accordance with NRC's books and records, (ii) present fairly and financial position of NRC as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

       3 (Exhibit 7.2)

     3.4   Authorization.   NRC has the power to enter into this Agreement,
and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of NRC. Other than approval by the Board of Directors and/or shareholders of NRC, no proceedings are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of NRC enforceable in accordance with its terms.

     3.5 Effect of Agreement. The execution and delivery by NRC of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of NRC, or any material agreement or instrument to which NRC is a party or by which it is bound or is subject; (ii) nor will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of NRC

     3.6 Minutes Book. The records of meetings and other corporate actions of NRC (including any committees of the Board) which are contained in the Minute books of NRC contain complete and accurate records of the matters reflected in such minutes.

     3.7   Litigation; Claims.    NRC is not a party to, and there are not
any claims, actions, suits, investigations or proceedings pending or threatened against NRC or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of NRC or the ability of NRC to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     3.8 Nature of Representations. NRC has taken reasonable care to ensure that all disclosures and facts are true and accurate, and that there are no other material facts, the omission of which would make misleading any statement herein. Further, to the best of NRC's knowledge, no representation, warranty or agreement made by NRC in this agreement or any of the Schedules

       4 (Exhibit 7.2)

or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.


                                    Article IV
                       REPRESENTATIONS AND WARRANTIES OF INAT

     INAT represents and warrants to NRC as follows:

     4.1   Organization.   INAT is a corporation duly incorporated, validly
existing and, at the closing, in good standing under the laws of the State of Nevada has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     4.2   Authorization.   INAT have the full power and authority to enter
into this Agreement and to carry out its obligations hereunder.   Other than
approval by the Board of Directors and/or shareholders of INAT, no proceedings on the part of INAT are necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of INAT enforceable in accordance with its terms.

     4.3 Capitalization. The authorized capital stock of INAT consists of one class of shares of stock, the total number of shares authorized is 140,000,000 shares of $0.001 par value common stock of which 10,920,247 are presently issued and outstanding. All said shares are validly issued, fully paid and non-assessable.

     4.4   Financial Statements.   INAT has furnished to NRC unaudited
financial statements as of December 31, 2001 (the "Financial Statements). Said Financial Statements contain the balance sheet of INAT. All of said Financial Statements, (i) are in accordance with INAT's books and records,
(ii) present fairly and financial position of INAT as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

       5 (Exhibit 7.2)

     4.5 Effect of Agreement. The execution and delivery by INAT of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of INAT, or any material agreement or instrument to which INAT is give to rise to any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of INAT.

     4.6  Minutes Book.   The records of meetings and other corporate
actions of INAT (including any committees of the Board) which are contained in the Minute books of INAT contain complete and accurate records of the matters reflected in such minutes.

     4.7  Litigation; Claims.   INAT is not a party to, and there are not
any claims, actions, suits, investigations or proceedings pending or threatened against INAT or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of INAT or the ability of INAT to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     4.8  Nature of Representation.   INAT have taken reasonable care to
ensure that all disclosures and facts are true and accurate and that there are no other material facts, the omission of which would make misleading any statement herein. Further, no representation, warranty or agreement made by INAT in this Agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

       6 (Exhibit 7.2)

                               Article V
                        ACCESS TO INFORMATION

     5.1 Access to Information. INAT shall afford representatives of NRC reasonable access to officers, personnel, and professional representatives of INAT and such of the financial, contractual and corporate records of INAT as shall be reasonably necessary for NRC's investigations and appraisal of INAT. NRC shall afford representatives of INAT reasonable access to officers, personnel, and professional representatives of NRC and such of the financial, contractual and corporate records of NRC as shall be reasonably necessary for INAT's investigations and appraisal of NRC.

     5.2 Effect of Investigations. Any such investigation by NRC of INAT, and of NRC by INAT, shall not affect any of the representations and warranties hereunder and shall not be conducted in such manner as to interfere unreasonably with the operation of the business of INAT and NRC.


                                Article VI
                      CONDITIONS TO OBLIGATIONS OF NRC

     The obligations of NRC under this Agreement are, at the option of NRC, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     6.1 Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by INAT at or before the Closing Date shall have been duly complied with and performed.

     6.2 Accuracy of Representations and Warranties; Other, Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

                                Article VII
                     CONDITIONS TO OBLIGATIONS OF INAT

     The obligations of INAT under this Agreement are, at the option of INAT, subject to the satisfaction,, at and prior to the Closing Date, of the following conditions:

       7 (Exhibit 7.2)

     7.1   Fulfillment of Covenants.   All the terms, covenants and
conditions of this Agreement to be complied with and performed by NRC at or before the Closing Date shall have been duly complied with and performed.

     7.2 Accuracy of Representations and Warranties; Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

                               Article VIII
                                 CLOSING

     8.1   Closing Date.   The consummation of the exchange shall take place
on March 28, 2002, at the offices of INAT or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

     8.2 Actions to be Taken by Parties on the Closing Date. On the Closing Date, each party shall deliver to the other all documents or agreements provided or herein to be delivered on the Closing Date.

     8.3 Other. Between the date hereof and the Closing Date, NRC will take no actions, other than those reasonably required to consummate a closing, without the prior written consent of INAT.

                                 Article IX
                       INDEMNIFICATION AND ARBITRATION

     9.1 Indemnification. Each of the parties agree to indemnify and hold harmless the other against any and all damages, claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate, exhibit or other document furnished, or to be furnished under this Agreement.

     9.2 Claims of Indemnification. Any claim for indemnification pursuant to this Agreement, unless otherwise received by means of direct negotiation among the parties upon reasonable oral notification by the party seeking indemnification to all other parties, shall be made by writing of the nature and amount of the claim to the other.

       8 (Exhibit 7.2)

                                  Article X
                                   General

     10.1  Partial Invalidity.    If any term or provision of this Agreement
or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable" the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     10.2 Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     10.3 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing thereof.

          If to INAT
          To:     4201 Wilshire Blvd., Suite 525
                  Los Angeles, CA 90010

          If to NRC
          To:     Attention:  Mr. Dan Tennant
                  3485 Sacramento Drive, #F
                  San Luis Obispo, CA 93401

     Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 10.3.

     10.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

       9 (Exhibit 7.2)

     10.5 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

     10.6  Entire Agreement.    This Agreement is the final expression of,
and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     10.7 Time of Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     10.8  Construction.    Headings at the beginning of each paragraph and
subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

       10 (Exhibit 7.2)

     10.10 Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above here written.

Dated: March 27, 2002               Neurochemical Research Corp.


                                    By: /s/ Carol Slavin
                                    President

Dated: March 28, 2002               InterNatural Pharmaceuticals, Inc.


                                    By: /s/ Roy Rayo
                                    Corporate Secretary